                                                                  EXHIBIT (k)(3)



  ______________________________________________________________________________
  ______________________________________________________________________________









                             CONTIFINANCIAL STRYPES TRUST







                              FORWARD PURCHASE CONTRACT











                                Dated:  April __, 1997


  ______________________________________________________________________________
  ______________________________________________________________________________

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                                  TABLE OF CONTENTS


I.   DEFINITIONS........................................................  2
     1.1. Definitions...................................................  2
          "ACCELERATION AMOUNT".........................................  2
          "ACCELERATION AMOUNT NOTICE"..................................  2
          "ACCELERATION DATE"...........................................  2
          "ACCELERATION VALUE"..........................................  2
          "ADMINISTRATOR"...............................................  2
          "AGREEMENT"...................................................  3
          "AGGREGATE ACCELERATION VALUE"................................  3
          "AGGREGATE NUMBER"............................................  3
          "BANKRUPTCY CODE".............................................  3
          "BUSINESS DAY"................................................  3
          "CASH PAYMENT AMOUNT".........................................  3
          "CLOSING".....................................................  3
          "CLOSING DATE"................................................  3
          "CLOSING PRICE"...............................................  3
          "COLLATERAL AGENT"............................................  3
          "CONTIFINANCIAL" .............................................  3
          "CONTIFINANCIAL COMMON STOCK" ................................  3
          "CONTIFINANCIAL SUCCESSOR" ...................................  3
          "CONTRACT COMMITMENT".........................................  3
          "CONTRACT CONSIDERATION"......................................  4
          "DATE OF DELIVERY"............................................  4
          "DISTRIBUTED ASSETS"..........................................  4
          "EARLY SETTLEMENT DATE".......................................  4
          "EVENT OF DEFAULT"............................................  4
          "EXCHANGE AMOUNT".............................................  4
          "EXCHANGE DATE"...............................................  4
          "EXTRAORDINARY CASH DIVIDEND".................................  4
          "FIRM CONSIDERATION AMOUNT"...................................  5
          "FIRM CONTRACT COMMITMENT"....................................  5
          "FIRM PAYMENT DATE"...........................................  5
          "INDEPENDENT DEALERS".........................................  5
          "INITIAL PRICE"...............................................  5
          "INITIAL STRYPES".............................................  5
          "LIQUIDATION VALUE"...........................................  5
          "MAXIMUM CONTRACT CONSIDERATION"..............................  5
          "NYSE"........................................................  5
          "OPTION CONSIDERATION AMOUNT".................................  5
          "OPTION CONTRACT COMMITMENT"..................................  5
          "OPTION STRYPES"..............................................  6

                                          i


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          "PERSON"......................................................  6
          "PURCHASE AGREEMENT"..........................................  6
          "PURCHASER"...................................................  6
          "PURCHASER REPAYMENT EVENT"...................................  6
          "RECEIPT DATE"................................................  6
          "REFERENCE PROPERTY"..........................................  6
          "REFERENCE PROPERTY VALUE"....................................  6
          "REFERENCE SECURITY"..........................................  6
          "REORGANIZATION EVENT"........................................  6
          "SECURITIES ACT"..............................................  6
          "SECURITY AND PLEDGE AGREEMENT"...............................  7
          "SELLER"......................................................  7
          "SELLER REPAYMENT EVENT"......................................  7
          "SETTLEMENT DATE".............................................  7
          "STRYPES".....................................................  7
          "TAX EVENT"...................................................  7
          "TAX EVENT ACCELERATION AMOUNT"...............................  7
          "TAX EVENT ACCELERATION DATE".................................  7
          "TAX EVENT DATE"..............................................  7
          "THRESHOLD APPRECIATION PRICE"................................  7
          "TRADING DAY".................................................  7
          "TRUST AGREEMENT".............................................  7
          "UNDERWRITERS"................................................  8

II.  CONTRACT CONSIDERATION OR CASH SETTLEMENT..........................  8
     2.1. Sale and Purchase.............................................  8
     2.2. Consideration.................................................  8
     2.3. Delivery of Contract Consideration............................  9
     2.4. No Fractional Interests.......................................  9
     2.5. Cash Settlement Option........................................ 10
     2.6. Conditions to Purchaser's Obligations......................... 11

III. REFERENCE PROPERTY ADJUSTMENTS..................................... 11
     3.1. (a) Adjustment for Subdivisions, Splits, Combinations or
              Reclassifications......................................... 11
          (b) Adjustment for Issuance of Certain Rights or Warrants..... 12
          (c) Adjustment for Distributions.............................. 13
          (d) Adjustment for Consolidation, Merger or Other
              Reorganization Event...................................... 13

IV.  REPRESENTATIONS AND WARRANTIES OF THE SELLER....................... 14

V.   REPRESENTATIONS AND WARRANTIES OF PURCHASER........................ 16

VI.  COVENANTS.......................................................... 17
     6.1. Collateral.................................................... 17

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     6.2. Taxes......................................................... 17
     6.3. Tax Treatment................................................. 18
     6.4. Certain Notices............................................... 18
     6.5. Limitations on Trading During Certain Days.................... 19
     6.6. Further Assurances............................................ 19

VII. ACCELERATION OF DELIVERY........................................... 19
     7.1. Liquidation of Agreement Upon Event of Default................ 19
     7.2. ContiFinancial Reorganization Event; Delivery................. 20
     7.3. Acceleration Upon Tax Event................................... 20

VIII.     MISCELLANEOUS................................................. 21
     8.1. Adjustments to Reference Property; Selection of
          IndependentFirm............................................... 21
     8.2. Notices....................................................... 22
     8.3. Governing Law; Consent to Jurisdiction........................ 22
     8.4. WAIVER OF JURY TRIAL.......................................... 22
     8.5. Headings; Entire Agreement.................................... 23
     8.6. Amendments; Waivers........................................... 23
     8.7. Termination................................................... 23
     8.8. Successors, Assigns........................................... 23
     8.9. No Third Party Rights......................................... 23
     8.10.Application of Bankruptcy Code................................ 24
     8.11.Counterparts.................................................. 24

                                         iii


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                              FORWARD PURCHASE CONTRACT

     This Forward Purchase Contract is made as of this ____ day of April __, 1997 among ContiFinancial STRYPES Trust, a business trust organized pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Purchaser"), The Chase Manhattan Bank, a New York banking corporation, as agent and custodian for and on behalf of the Purchaser (the "Collateral Agent") and as Administrator (as defined herein), and Continental Grain Company, a Delaware corporation (the "Seller").

     WHEREAS, the Purchaser has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-1787 and 811-7565) and Pre-Effective Amendments No. 1, No. 2 and No. 3 thereto contemplating the offering of up to 3,220,000 of its Structured Yield Product Exchangeable for Stock(Service mark) (the "STRYPES"), the terms of which contemplate that, on May 15, 2000 (the "Exchange Date"), each such STRYPES will be mandatorily exchanged for a specified number or amount of each type of Reference Security (as defined herein) and other property constituting part of the Reference Property (as defined herein) (or, in certain circumstances, cash with an equal value).

     WHEREAS, the Purchaser has agreed, pursuant to a purchase agreement dated the date hereof (the "Purchase Agreement") among the Purchaser, the Seller and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and each of the other Underwriters named in Schedule A thereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Purchase Agreement), for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. are acting as representatives, to issue and sell to the Underwriters, acting severally and not jointly, an aggregate of 2,800,000 STRYPES (the "Initial STRYPES") and, at the Underwriters' option, all or any part of [420,000] additional STRYPES (the "Option STRYPES") to cover over-allotments, if any.

     WHEREAS, the STRYPES are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of March 26, 1997 (the "Trust Agreement"), among the trustees of the Purchaser and ML IBK Positions, Inc. and Bear, Stearns & Co. Inc., as Sponsors.

     WHEREAS, in exchange for certain consideration to be paid by the Purchaser hereunder, the Purchaser and the Seller desire to provide for the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property required by the Purchaser in order to exchange all of the STRYPES on the Exchange Date, at the price established under this Agreement.

--------------------------
(SM) Service mark of Merrill Lynch & Co., Inc.

     WHEREAS, the Seller owns at least 3,220,000 shares of the Common Stock, par value $0.01 per share (the "ContiFinancial Common Stock"), of ContiFinancial Corporation, a Delaware corporation ("ContiFinancial").

     WHEREAS, pursuant to a Security and Pledge Agreement to be dated as of April __, 1997 (the "Security and Pledge Agreement"), among the Purchaser, the
Seller, and the Collateral Agent, an aggregate of           shares of
ContiFinancial Common Stock initially will be delivered to the Collateral Agent in order to insure that the Seller's delivery and other obligations hereunder will be satisfied.

     WHEREAS, the Seller and the Purchaser desire that ownership of the Contract Consideration (as defined herein) (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof) remain in the Seller unless and until such Contract Consideration is delivered to the Purchaser pursuant to the provisions of this Agreement and the Security and Pledge Agreement; provided, however, that dividends, interest, distributions and other payments and the proceeds of any sale required by the provisions hereof shall be retained by the Collateral Agent in accordance with the provisions of this Agreement and the Security and Pledge Agreement to the extent such dividends, interest, distributions and other payments or proceeds constitute part of the Reference Property.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:


                                I.

                           DEFINITIONS

     1.1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

          "ACCELERATION AMOUNT" has the meaning specified in Section 7.1 hereof.

          "ACCELERATION AMOUNT NOTICE" has the meaning specified in Section 7.1 hereof.

          "ACCELERATION DATE" means the date on which an Event of Default shall have occurred.

          "ACCELERATION VALUE" has the meaning specified in Section 7.1 hereof.

          "ADMINISTRATOR" means The Chase Manhattan Bank, the Administrator for the Purchaser under the Administration Agreement to be dated as of April __, 1997, or any successor thereto.

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          "AGREEMENT" means this Forward Purchase Contract and any schedules and exhibits hereto.

          "AGGREGATE ACCELERATION VALUE" has the meaning specified in Section
     7.1 hereof.

          "AGGREGATE NUMBER" has the meaning specified in Section 3.1(b) hereof.

          "BANKRUPTCY CODE" means title 11 of the United States Code.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which the NYSE, The Nasdaq National Market, or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "CASH PAYMENT AMOUNT" has the meaning specified in Section 2.5 hereof.

          "CLOSING" has the meaning specified in Section 2.3 hereof.

          "CLOSING DATE" means the date of the Closing.

          "CLOSING PRICE" means, with respect to any Reference Security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such Reference Security on the NYSE on such date or, if such Reference Security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such Reference Security is so listed, or, if such Reference Security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such Reference Security is not so reported, the last quoted bid price for such Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such Reference Security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator.

          "COLLATERAL AGENT" means the financial institution identified as such in the introductory paragraph of this Agreement, or any successor thereto.

          "CONTIFINANCIAL" has the meaning specified in the fifth recital in this Agreement.

          "CONTIFINANCIAL COMMON STOCK" has the meaning specified in the fifth recital in this Agreement.

          "CONTIFINANCIAL SUCCESSOR" means any surviving entity or subsequent surviving entity of ContiFinancial.

          "CONTRACT COMMITMENT" initially means the Firm Contract Commitment and shall be increased by each Option Contract Commitment as provided in
     Section 2.1(b) hereof.

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          "CONTRACT CONSIDERATION" means (i) in the case of a Closing under
     Section 2.1 hereof, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Settlement Date as provided in
     Section 2.1, assuming that the Seller has not elected to exercise the option contained in Section 2.5 to deliver cash in lieu of Reference Property; (ii) in the case of a Closing under Section 7.1 hereof, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Acceleration Date as provided in Section 7.1 hereof; (iii) in the case of a Closing under Section 7.2 hereof, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Early Settlement Date as provided in Section 7.2 hereof; and (iv) in the case of a Closing under Section 7.3 hereof, the amount of cash and the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Tax Event Acceleration Date as provided in Section 7.3 hereof, assuming that the Seller has not elected to exercise the option contained in
     Section 2.5 to deliver cash in lieu of Reference Property.

          "DATE OF DELIVERY" has the meaning specified in Section 2.1(b) hereof.

          "DISTRIBUTED ASSETS" has the meaning specified in Section 3.1(c) hereof.

          "EARLY SETTLEMENT DATE" has the meaning specified in Section 7.2 hereof.

          "EVENT OF DEFAULT" means an Event of Default as defined in the Security and Pledge Agreement.

          "EXCHANGE AMOUNT" means the number or amount of each type of Reference Security and other property constituting part of the Reference Property determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date as follows: (i) if the Reference Property Value is greater than or equal to the Threshold Appreciation Price, ____% of the number or amount of each type of Reference Security and other property constituting part of the Reference Property, (ii) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than the Initial Price, a percentage of the number or amount of each type of Reference Security and other property constituting part of the Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price and (iii) if the Reference Property Value is less than or equal to the Initial Price, 100% of the number or amount of each type of Reference Security and other property constituting part of the Reference Property.


          "EXCHANGE DATE" has the meaning specified in the first recital in this Agreement.

          "EXTRAORDINARY CASH DIVIDEND" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in such 12-month period (or, if such Reference Security was not outstanding at the commencement of such 12-month period, occurring in such shorter period during which such Reference Security was outstanding) exceeds on a per share basis 10% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or such shorter period during which such Reference Security was outstanding); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

          "FIRM CONSIDERATION AMOUNT" has the meaning specified in Section 2.2(a) hereof.

          "FIRM CONTRACT COMMITMENT" has the meaning specified in Section 2.1(a) hereof.

          "FIRM PAYMENT DATE" has the meaning specified in Section 2.2(a) hereof.

          "INDEPENDENT DEALERS" has the meaning specified in Section 7.1 hereof.

          "INITIAL PRICE" means $__________.

          "INITIAL STRYPES" has the meaning specified in the second recital in this Agreement.

          "LIQUIDATION VALUE" means the aggregate proceeds received by the Purchaser from the sale of zero-coupon U.S. Government securities pursuant to Section 2.8(a) of the Trust Agreement upon receipt of notice from the Contracting Stockholder that it is exercising its option contained in
     Section 7.3 hereof to accelerate the settlement of its obligation hereunder.

          "MAJORITY-OWNED SUBSIDIARY" means, with respect to any Person, a subsidiary more than a majority of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors of such subsidiary or to direct or cause the direction of the management and policies of such subsidiary, is owned by such Person and or one or more of such Person's other Majority-Owned Subsidiaries.

          "MAXIMUM CONTRACT CONSIDERATION" has the meaning specified in Section 6.1(a) hereof.

          "NYSE" means the New York Stock Exchange, Inc.

          "OPTION CONSIDERATION AMOUNT" has the meaning specified in Section 2.2(b) hereof.

          "OPTION CONTRACT COMMITMENT" has the meaning specified in Section 2.1(b) hereof.

          "OPTION STRYPES" has the meaning specified in the second recital in this Agreement.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

          "PURCHASE AGREEMENT" has the meaning specified in the second recital in this Agreement.

          "PURCHASER" has the meaning specified in the introductory paragraph of this Agreement.

          "PURCHASER REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Purchaser.

          "RECEIPT DATE" has the meaning specified in Section 3.1(b) hereof.

          "REFERENCE PROPERTY" initially means one share of ContiFinancial Common Stock and shall be subject to adjustment from time to time prior to the Closing Date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the provisions of Section 3.1 hereof.

          "REFERENCE PROPERTY VALUE" means, subject to the provisions of Section 3.1(b), the sum, determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date, or the Tax Event Acceleration Date, as the case may be, of (i) for any portion of the Reference Property consisting of cash, the amount of such cash, (ii) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date, or the Tax Event Acceleration Date, as the case may be, and (iii) for any portion of the Reference Property consisting of a Reference Security (including ContiFinancial Common Stock), an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date or the Tax Event Acceleration Date, as the case may be, multiplied by the number of units of such Reference Security constituting part of the Reference Property.

          "REFERENCE SECURITY" means, at any time, any security (as defined in Section 2(1) of the Securities Act) then constituting part of the Reference Property.

          "REORGANIZATION EVENT" has the meaning specified in Section 3.1(d) hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY AND PLEDGE AGREEMENT" has the meaning specified in the sixth recital in this Agreement.

          "SELLER" has the meaning specified in the introductory paragraph of this Agreement.

          "SELLER REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Seller or any Majority-Owned Subsidiary of the Seller.

          "SETTLEMENT DATE" has the meaning specified in Section 2.3 hereof.

          "STRYPES" has the meaning specified in the first recital in this Agreement.

          "TAX EVENT" means that the Seller shall have delivered to the Purchaser an opinion from a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change in the laws (or any regulations thereunder) of the United States or any taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, enacted or promulgated, or which interpretation is
     issued or which action is taken, on or after         , 1997, there is more
     than an insubstantial risk that, by reason of the Seller having entered into this Agreement, the Seller would be required to recognize gain for United States Federal income tax purposes with respect to shares of ContiFinancial Common Stock deliverable hereunder on a date that is prior to the date of Closing.

          "TAX EVENT ACCELERATION AMOUNT" has the meaning specified in Section
     7.3 hereof.

          "TAX EVENT ACCELERATION DATE" has the meaning specified in Section 7.3 hereof.

          "TAX EVENT CASH SETTLEMENT OPTION" has the meaning specified in
     Section 2.5 hereof.

          "TAX EVENT DATE" has the meaning specified in Section 7.3 hereof.

          "THRESHOLD APPRECIATION PRICE" means $__________.

          "TRADING DAY" means, with respect to any Reference Security the Closing Price of which is being determined, a day on which such Reference Security (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such Reference Security.

          "TRUST AGREEMENT" has the meaning specified in the third recital in this Agreement.

          "UNDERWRITERS" has the meaning specified in the second recital in this Agreement.


                               II.

            CONTRACT CONSIDERATION OR CASH SETTLEMENT

     2.1. SALE AND PURCHASE. (a)   On the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser on the Settlement Date, and the Purchaser agrees to acquire from the Seller on the Settlement Date, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property equal to the product of the Exchange Amount and _________________ (the "Firm Contract Commitment").

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller hereby grants an option to the Purchaser to purchase on the Settlement Date up to an additional number or amount of each type of Reference Security and other property then constituting part of the Reference Property equal to the product of the Exchange Amount and ______________. The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the sole purpose of obtaining the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Purchaser upon exchange of any Option STRYPES issued by the Purchaser upon exercise by the Underwriters of the option described in Section 2(b) of the Purchase Agreement. The Purchaser may exercise the option granted hereby by delivering to the Seller, upon receipt by the Purchaser of notice that the Underwriters are exercising their option to purchase Option STRYPES, prompt notice of such exercise by the Underwriters, stating the number of Option STRYPES as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option STRYPES (any such time and date of delivery, a "Date of Delivery"). Upon delivery of any such notice as aforesaid, the Seller's Contract Commitment shall be increased automatically by a number (an "Option Contract Commitment") equal to the total number of Option STRYPES then being purchased by the Underwriters.

     2.2. CONSIDERATION. (a) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of the Seller's Firm Contract Commitment shall be an amount in cash (the "Firm Consideration Amount") equal to $___________. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver the Firm Consideration Amount to the Seller at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing of the STRYPES offering occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof, or such other time not later than ten Business Days after such date as shall be agreed upon by the Purchaser and the Seller (such time and date of payment being herein called the "Firm Payment Date").

     (b) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of any Option Contract Commitment shall be an amount in cash (the "Option Consideration Amount") equal to the product of such Option Contract Commitment and the Option Unit Consideration set forth in an Option Unit Pricing Agreement substantially in the form of Exhibit A hereto. The Option Unit Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Purchaser and the Seller. From and after the date of execution and delivery of any Option Unit Pricing Agreement, this Agreement shall be deemed to incorporate such Option Unit Pricing Agreement. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver the Option Consideration Amount to the Seller on the related Date of Delivery at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller.

     (c) Payment of the Firm Consideration Amount and the Option Consideration Amount to the Seller shall be made by Fedwire transfer of immediately available funds to an account designated by the Seller, or such other form of payment specified by the Seller, against delivery by the Seller to the Collateral Agent of the number of shares of ContiFinancial Common Stock and/or cash, securities and other property necessary to comply with the Seller's obligations under
Section 6.1 hereof.

     2.3. DELIVERY OF CONTRACT CONSIDERATION. Consummation of the acquisition, sale and delivery of the Contract Consideration to be sold, assigned, transferred, conveyed and delivered by the Seller, and acquired by the Purchaser, pursuant to this Agreement (the "Closing") shall take place (i) in the case of an acquisition, sale and delivery pursuant to Section 2.1 hereof, on the Business Day immediately preceding the Exchange Date (the "Settlement Date"), (ii) in the case of an acquisition, sale and delivery pursuant to
Section 7.1 hereof, upon delivery of the Reference Property to the Purchaser pursuant to Section 6(a) of the Security and Pledge Agreement, (iii) in the case of an acquisition, sale and delivery pursuant to Section 7.2 hereof, on the Early Settlement Date and (iv) in the case of an acquisition, sale and delivery pursuant to Section 7.3 hereof, on the Tax Event Acceleration Date. Delivery of the Contract Consideration shall be made at the offices of the Administrator at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, or at such other place as shall be agreed upon by the Purchaser and the Seller. Certificates representing Reference Securities in registered form that are part of the Contract Consideration shall be registered in the Purchaser's name or in the name of a depositary or a nominee of a depositary as requested by the Purchaser, unless such Reference Securities are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event the Purchaser's interest in such securities shall be noted in a manner reasonably satisfactory to the Purchaser and its counsel. Other property that is a part of the Contract Consideration delivered to the Purchaser shall be transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such other property (other than restrictions created by the Purchaser or the Collateral Agent).

     2.4. NO FRACTIONAL INTERESTS. No fractional units or scrip representing fractional units of any Reference Security shall be delivered on the Settlement Date. Instead of any fractional unit of any such Reference Security which would otherwise be deliverable by the Seller on the Settlement Date, the Seller shall make a cash payment in respect of such fractional unit in an amount equal to the value of such fractional unit based upon the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date. To the extent practicable, the Seller will deliver fractional interests of any Reference Property other than cash or a Reference Security on the Settlement Date. If such delivery is not practicable, in lieu of any fractional interest of any Reference Property other than cash or a Reference Security which would otherwise be deliverable on the Settlement Date, the Seller shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date of such Reference Property other than cash or a Reference Security.

     2.5. CASH SETTLEMENT OPTION. (a) Notwithstanding the provisions of Sections 2.1, 2.2, 2.3, 2.4 and 7.3 hereof but subject to the provisions of
Section 7.1 hereof, [to the extent permitted by applicable law,] the Seller shall have the option, exercisable in its sole discretion by notice given to the Purchaser not more than thirty nor less than six Business Days prior to the Settlement Date, or the Tax Event Acceleration Date, as the case may be, to settle its obligations contained therein, in whole but not in part, through a cash payment on the Settlement Date or the Tax Event Acceleration Date, as the case may be, in lieu of delivery of the Contract Consideration. The amount of such cash settlement payment (the "Cash Payment Amount") to be made by the Seller shall be equal to the sum, determined as of 10:00 A.M. (New York City time) on the Settlement Date, or the Tax Event Acceleration Date, as the case may be, of (i) for any portion of the Contract Consideration otherwise deliverable on the Settlement Date or the Tax Event Acceleration Date, as the case may be, consisting of cash, the amount of such cash, without interest thereon, (ii) for any portion of the Contract Consideration otherwise deliverable on the Settlement Date or the Tax Event Acceleration Date, as the case may be, consisting of property other than cash or Reference Securities, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date, or the Tax Event Acceleration Date, as the case may be, and (iii) for any portion of the Contract Consideration otherwise deliverable on the Settlement Date or the Tax Event Acceleration Date, as the case may be, consisting of a Reference Security (including ContiFinancial Common Stock) (except as provided in
Section 3.1(b)), an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date or the Tax Event Acceleration Date, as the case may be, multiplied by the number of units of such Reference Security constituting part of the Contract Consideration otherwise deliverable on the Settlement Date or the Tax Event Acceleration Date, as the case may be, .

     (b) If the Contract Consideration otherwise deliverable on the Settlement Date or the Tax Event Acceleration Date, as the case may be, includes securities and/or other property other than ContiFinancial Common Stock, the Seller's right to deliver (or cause to be delivered) to the Purchaser hereunder such securities and/or other property shall be conditioned upon such securities and/or other property to be so delivered being transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such securities and/or other property (other than restrictions created by the Purchaser or the Collateral Agent). If the condition set forth in the preceding sentence shall not be satisfied with respect to the securities and/or other property to be delivered by the Seller, then, notwithstanding any other provisions hereof, the Seller's obligations contained in Sections 2.1, 2.2, 2.3, 2.4 and 7.3 hereof shall be settled, in whole, through a cash payment on the Settlement Date or the Tax Event Acceleration Date, as the case may be, as provided in Section 2.5(a) in lieu of delivery of the Contract Consideration.

     2.6. CONDITIONS TO PURCHASER'S OBLIGATIONS. (a) The Purchaser's obligation to deliver the Firm Consideration Amount on the Firm Payment Date is conditioned upon (x) the representations and warranties of the Seller contained in paragraphs (i), (iii)(b), (iv), (v) and (vi) of Article IV hereof being true and correct as of the Firm Payment Date and (y) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

     (b) The Purchaser's obligation to deliver any Option Consideration Amount on any Date of Delivery is conditioned upon (x) the purchase and sale of the related Option STRYPES pursuant to the Purchase Agreement having been consummated as contemplated therein, (y) the representations and warranties of the Seller contained in paragraphs (i), (iii)(b), (iv), (v) and (vi) of Article IV hereof being true and correct as of such Date of Delivery and (z) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

     (c) If any condition specified in this Section 2.6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the delivery of any Option Consideration Amount on a Date of Delivery which is after the Firm Payment Date, the obligation of the Purchaser to deliver such Option Consideration Amount on such Date of Delivery (and obligations of the Purchaser and the Seller with respect to the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other Reference Property in respect of the related Option Contract Commitment), may be terminated by the Purchaser by notice to the Seller at any time at or prior to the Firm Payment Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except that Sections 8.3 and 8.4 shall survive any such termination and remain in full force and effect.


                               III.

                  REFERENCE PROPERTY ADJUSTMENTS

     3.1. (a) ADJUSTMENT FOR SUBDIVISIONS, SPLITS, COMBINATIONS OR RECLASSIFICATIONS. If an issuer of a Reference Security shall:

               (A) subdivide or split the outstanding units of such Reference Security into a greater number of units;

               (B) combine the outstanding units of such Reference Security into a smaller number of units; or

               (C) issue by reclassification of units of such Reference Security any units of another security of such issuer;

then, in any such event, the Reference Property shall be adjusted to include the number of units of such Reference Security and/or other security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any event described above had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

     (b) ADJUSTMENT FOR ISSUANCE OF CERTAIN RIGHTS OR WARRANTS. If an issuer of a Reference Security shall issue rights or warrants to all holders of such Reference Security entitling them, for a period expiring prior to the fifteenth calendar day following the Exchange Date, to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest), then in each such case, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value (determined as described below), as of the fifth Business Day following the date on which such rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each such right or warrant multiplied by the product of (A) the number of such rights or warrants issued for each unit of such Reference Security and (B) the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, without interest thereon. For purposes of this subsection (b), the fair market value of each such right or warrant shall be determined by the Administrator and shall be the quotient of
(x) the highest net cash bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date for settlement three Business Days later, by a recognized securities dealer in The City of New York selected by or on behalf of the Administrator (from three (or such fewer number of dealers as may be providing such bids) of the recognized dealers listed on
Schedule 3.1(b) hereto selected by or on behalf of the Administrator), for the purchase by such quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of such Reference Security would receive if such holder held, as of the record date for determination of stockholders entitled to receive such rights or warrants, a number of units of such Reference Security equal to the product of (1) the aggregate number of outstanding STRYPES as of such record date and (2) the number of units of such Reference Security constituting part of the Reference Property, divided by (y) the Aggregate Number. Each such adjustment shall become effective on the fifth Business Day following the Receipt Date of such rights or warrants. If for any reason the Administrator is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain such bid at successive intervals of three months thereafter and on the third Business Day prior to the Exchange Date until it is able to obtain the required bid, or, if earlier, until the third Business Day prior to the Exchange Date. From the date of issuance of such rights or warrants until the required bid is obtained or those efforts end on that Business Day, the Reference Property shall include the number of such rights or warrants issued for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, and such rights or warrants constituting part of the Reference Property shall be deemed for purposes of the definition of Reference Property Value and Sections 2.5 and 6.1 hereof to have a fair market value of zero. The Administrator shall not be held liable in any way for failure to obtain a required bid solicited by the Administrator in accordance with this Section 3.1(b).

     (c)  ADJUSTMENT FOR DISTRIBUTIONS.   If an issuer of a Reference Security
shall pay a dividend or make a distribution to all holders of such Reference Security of cash, securities or other property (excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend, excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution described in subsection (a) or (b) above) or shall issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (excluding any rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest and any rights or warrants referred to in subsection (b) above) (any of the foregoing being referred to herein as "Distributed Assets"), then in each such case, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, without interest thereon, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

     (d) ADJUSTMENT FOR CONSOLIDATION, MERGER OR OTHER REORGANIZATION EVENT. In the event of (i) any consolidation or merger of an issuer of a Reference Security with or into another entity (other than a consolidation or merger in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of such issuer or another entity), (ii) any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a Reference Security as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of an issuer of a Reference Security with another entity (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security (excluding any distribution in such event referred to in subsection (c) above) (any such event described in clause (i), (ii), (iii) or (iv), a "Reorganization Event"), the Reference Property shall be adjusted to include, from and after the effective date for such Reorganization Event, in lieu of the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in such Reorganization Event with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event.


                               IV.

           REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and as of the Closing Date as follows:

                 (i) The Seller has the full right, power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement, including, without limitation, to pledge and assign the shares of ContiFinancial Common Stock and/or cash, securities and other property to be pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, and to sell, transfer and deliver the Contract Consideration to be sold by the Seller pursuant to this Agreement.

                (ii) This Agreement and the Security and Pledge Agreement have been duly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Firm Consideration Amount received by the Seller on the Firm Payment Date nor any Option Consideration Amount received by the Seller on any Date of Delivery will be used by the Seller for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

               (iii) (a) At the date hereof, the Seller is the registered owner of and has all rights in and to the shares of ContiFinancial Common
Stock to be delivered, pledged and assigned by the Seller pursuant to the Security and Pledge Agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and (b) to the extent the Seller elects to deliver the Contract Consideration at Closing, upon delivery of such Contract Consideration against payment therefor pursuant to this Agreement, assuming the Purchaser purchased for value in good faith and without notice of any adverse claim, the Purchaser will have acquired all rights in and to such Contract Consideration, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity created by the Purchaser or the Collateral Agent). The sale, transfer and delivery of the Contract Consideration by the Seller as contemplated by this Agreement is not, and at the time of delivery of such Contract Consideration will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Seller or any Majority-Owned Subsidiary of the Seller is a party or by which any of them is bound.

                (iv) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Seller of this Agreement or the Security and Pledge Agreement or the consummation by the Seller of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

                 (v) The execution, delivery and performance by the Seller of this Agreement and the Security and Pledge Agreement and the consummation by the Seller of the transactions contemplated herein and therein and compliance by the Seller with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Seller Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or any Majority-Owned Subsidiary of the Seller pursuant to, any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Seller or any Majority-Owned Subsidiary of the Seller is a party or by which it or any of them is bound, or to which any of the property or assets of the Seller or any Majority-Owned Subsidiary of the Seller is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over the Seller or any Majority-Owned Subsidiary of the Seller or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Seller or any Majority-Owned Subsidiary of the Seller or any of their assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the Security and Pledge Agreement).

                (vi) The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, required to be registered thereunder.

                                V.

           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants to the Seller as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and, with respect to the representations and warranties contained in paragraph (i) and
(ii) below only, as of the Closing Date, as follows:

                 (i) The Purchaser has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware with power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement. Through the date hereof, the Purchaser's activities have been limited to (a) registering the Purchaser under the Investment Company Act of 1940, as amended, (b) registering the offer and sale of the STRYPES under the Securities Act and
(c) such other activities that are necessarily incident to, or connected with, or necessary to accomplish, the foregoing and the offer and sale of the STRYPES and the operation of the Purchaser as described in the Purchaser's Prospectus dated April __, 1997, relating to the STRYPES.

                (ii) This Agreement and the Security and Pledge Agreement have been duly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (iii) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Purchaser of this Agreement or the Security and Pledge Agreement or the consummation by the Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

                (iv) The execution, delivery and performance by the Purchaser of this Agreement and the Security and Pledge Agreement and the consummation by the Purchaser of the transactions contemplated herein and therein and compliance by the Purchaser with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Purchaser Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or to which any of the property or assets of the Purchaser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of the Trust Agreement of the Purchaser, or any applicable law, statute, rule, or regulation of any government or government instrumentality having jurisdiction over the Purchaser or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Purchaser or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement).


                               VI.

                            COVENANTS

     6.1. COLLATERAL. (a) The Seller shall cause to be held by the Collateral Agent at all times during the term of this Agreement an aggregate number of shares of ContiFinancial Common Stock and/or cash, securities and/or other property at least equal to the maximum number or amount of each type of Reference Security and other property constituting part of the Reference Property that may be required to be delivered by the Seller on the Settlement Date pursuant to Section 2.1 hereof, assuming that (x) the fair market value of any Reference Property consisting of rights or warrants described in Section 3.1(b) hereof is the value determined pursuant to the last sentence of such
Section 3.1(b) and (y) the Seller has not elected to exercise its option to settle its obligations hereunder through cash payment on the Settlement Date pursuant to Section 2.5 hereof (such aggregate number of shares of ContiFinancial Common Stock and/or cash, securities and/or other property being referred to herein as the "Maximum Contract Consideration").

     (b) The Seller hereby directs the Collateral Agent to sell (as provided in Section 4(a) of the Security and Pledge Agreement) any rights or warrants described in Section 3.1(b) hereof at the net bid received by the Collateral Agent in accordance with the procedures specified in Section 4(a) of the Security and Pledge Agreement and to hold during the term of this Agreement the proceeds from such sale. If the Collateral Agent is unable to consummate such sale, the rights or warrants shall be held by the Collateral Agent, and neither the Seller nor the Collateral Agent shall be required to take any action to sell such rights or warrants other than as specified in such Section 4(a) of the Security and Pledge Agreement.

     6.2. TAXES. The Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the execution and delivery by the Seller of this Agreement and the transfer and delivery by the Seller of the Contract Consideration pursuant hereto.

     6.3. TAX TREATMENT. The Purchaser and the Seller hereby agree to treat, for all United States Federal, state and local tax purposes, this Agreement as a pre-paid forward contract, which does not constitute, in whole or in part, indebtedness, pursuant to which the Purchaser is obligated to purchase at the Closing the Contract Consideration which the Seller is obligated to deliver at that time (subject to the Seller's right to deliver cash in lieu of the Contract Consideration as provided in Section 2.5 hereof). As used in this Section 6.3, the term "forward contract" does not mean a "forward contract" as referred to in
Section 101(49)(B)(iii) of the Bankruptcy Code.

     6.4. CERTAIN NOTICES. (a) In case at any time while any of the STRYPES are outstanding the Seller receives written notice in its capacity as a holder of any Reference Security that:

                      (i) an issuer of a Reference Security shall declare a dividend (or any other distribution) on or in respect of such Reference Security to which Section 3.1(c) hereof shall apply (other than any cash dividends, if any, paid from time to time by the issuer of such Reference Security that do not constitute Extraordinary Cash Dividends);

                     (ii) an issuer of a Reference Security shall authorize the issuance to all holders of such Reference Security of rights or warrants to subscribe for or purchase units of such Reference Security or of any other subscription rights or warrants;

                    (iii) there shall occur any conversion or reclassification of any Reference Security (other than a subdivision or combination of outstanding units of such Reference Security) or any consolidation, merger or reorganization to which an issuer of a Reference Security is a party and for which approval of any unitholders of such issuer is required, or the sale or transfer of all or substantially all of the assets of an issuer of a Reference Security; or

                     (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of an issuer of a Reference Security or any issuer of a Reference Security shall commence or have commenced against it a case under the Bankruptcy Code;

then the Seller shall promptly notify the Purchaser and the Administrator of such fact and of (x) the date, if known by the Seller, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of such Reference Security of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Seller, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up has become, or is expected to become, effective or on which such bankruptcy case was commenced.

     (b) Immediately upon the occurrence of any Event of Default, the Seller shall promptly notify the Purchaser of such occurrence and of all facts relating to such occurrence of which the Seller is aware.

     6.5. LIMITATIONS ON TRADING DURING CERTAIN DAYS. Each of the Seller and the Purchaser hereby agrees that it will not, and it will cause each of its Majority-Owned Subsidiaries not to, buy or sell units of any Reference Security for their own account during the 20 Trading Days immediately prior to the second Trading Day preceding the Exchange Date or any Early Settlement Date.

     6.6. FURTHER ASSURANCES. From time to time on and after the date hereof through the Closing Date, each of the Purchaser and the Seller shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.


                               VII.

                     ACCELERATION OF DELIVERY

     7.1. LIQUIDATION OF AGREEMENT UPON EVENT OF DEFAULT. If an Event of Default shall occur, then (i) an Acceleration Date shall be deemed to have occurred simultaneously with the occurrence of such Event of Default, (ii) the Seller's right under Section 2.5(a) shall terminate immediately and (iii) there shall become immediately deliverable and payable by the Seller (and immediately deliverable by the Collateral Agent under the Security and Pledge Agreement to the Purchaser) a number or amount of each type of Reference Security and other property constituting part of the Reference Property, allocated as proportionately as practicable, (the "Acceleration Amount") having an aggregate value (determined in the manner provided in Section 2.5(a) hereof for the Cash Payment Amount) equal to the Aggregate Acceleration Value. The "Aggregate Acceleration Value" means the product obtained by multiplying: (i) the quotient obtained by dividing (A) the Acceleration Value by (B) 1,000 by (ii) the Seller's Contract Commitment; except that, if no quotations for the determination of the Acceleration Value are obtained as described below, the Aggregate Acceleration Value shall be the value of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Seller on such date under this Agreement if the Exchange Date were redefined for all purposes of this Agreement (including, without limitation, for purposes of Section 2.4 hereof) to be the Acceleration Date.

     The "Acceleration Value" means an amount determined on the basis of quotations from four of the nationally recognized independent investment banking firms listed on Schedule 7.1 hereto selected by the Administrator (the "Independent Dealers") as follows. Each quotation will be for the amount that would be paid to the relevant Independent Dealer in consideration of an agreement between the Purchaser and such Independent Dealer that would have the effect of preserving the Purchaser's right to receive the payments and deliveries that the Purchaser would, but for the occurrence of the Event of Default, have been entitled to receive after the Acceleration Date under Article II hereof (taking into account any Reference Property adjustments that may have been effected on or prior to the Acceleration Date), provided that, for purposes of determining the payments and deliveries to which the Purchaser is entitled under Article II hereof, the Seller's Contract Commitment shall be deemed to equal 1,000. On or as soon as reasonably practicable following the Acceleration Date, the Administrator will request each Independent Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Business Days. The Administrator shall compute the Acceleration Value upon receipt of each Independent Dealer's quotation, provided that if, at the close of business on the fourth Business Day following the Acceleration Date, the Administrator shall have received quotations from fewer than four of the Independent Dealers, the Administrator shall compute the Acceleration Value using the quotations, if any, it shall have received at or prior to such time. If four quotations are provided, the Acceleration Value shall be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Acceleration Value shall be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value shall be equal to such quotation. If no quotations are provided, the Acceleration Value will not be determined and the Aggregate Acceleration Value shall be determined as provided above.

     As promptly as reasonably practicable after receipt of the quotations on which the Acceleration Value is based (or, as the case may be, after failure to receive any such quotations within the time period prescribed above) the Purchaser shall deliver to the Collateral Agent and the Seller a notice (the "Acceleration Amount Notice") specifying the Acceleration Amount required to be delivered by the Seller. The Purchaser and the Seller agree that the Purchaser will not be entitled to recover any amounts not expressly provided for herein as a consequence of an Event of Default.

     7.2. CONTIFINANCIAL REORGANIZATION EVENT; DELIVERY. Notwithstanding the provisions of Sections 2.1, 2.3 and 2.5 hereof, if a Reorganization Event with respect to ContiFinancial or any ContiFinancial Successor (other than a statutory merger effected solely for the purpose of changing, and the sole effect of which is to so change, the state of incorporation of ContiFinancial or such ContiFinancial Successor) shall occur, the Seller's obligations under
Section 2.1 hereof shall be automatically accelerated and the Seller shall deliver to the Purchaser, on the tenth Business Day after the effective date for such Reorganization Event (the "Early Settlement Date"), the Contract Consideration that would be required to be delivered by the Seller under this Agreement if the Exchange Date were redefined for all purposes of this Agreement (including, without limitation, for purposes of Section 2.4 hereof) to be the Early Settlement Date.

     7.3. ACCELERATION UPON TAX EVENT. Notwithstanding anything to the contrary contained herein, the Seller shall have the option, exercisable in its sole discretion at any time from and after the date (the "Tax Event Date") on which a Tax Event shall occur, to accelerate the settlement of its obligations hereunder, in whole but not in part, by delivering to the Purchaser on a date fixed by the Seller for accelerated settlement (the "Tax Event Acceleration Date") (x) an amount in cash equal to (A) the sum of (i) all accumulated and unpaid distributions on the STRYPES then outstanding to the Tax Event Acceleration Date, (ii) the sum of all distributions on the STRYPES then outstanding due after the Tax Event Acceleration Date and on or prior to the Exchange Date and (iii) $__________, minus (B) the Liquidation Value, and (y) at the option of the Seller either (1) a number or amount of each type of Reference
Security and other property constituting part of the Reference Property that would be required to be delivered by the Seller under this Agreement if the Exchange Date were redefined for all purposes of this Agreement (including, without limitation, for purposes of Section 2.4 hereof) to be the Tax Event Acceleration Date or (2) a Cash Payment Amount determined in the manner provided in Section 2.5(a) hereof (the amounts described in clauses (x) and (y) above being collectively referred to as the "Tax Event Acceleration Amount"). The Seller may exercise the acceleration option contained in this
Section 7.3 by notice to the Purchaser, the Administrator and the Collateral Agent, given in accordance with Section 8.2 hereof and Section 10(b) of the Security and Pledge Agreement not more than 30 and not less than 10 calendar days prior to the Tax Event Acceleration Date, as specified therein; provided that if the Seller intends to exercise its cash settlement option set forth in Section 7.3(y)(2), then such notice may be given at least ___ calendar days prior to the Tax Event Acceleration Date and must specifically state that the Seller is exercising its cash settlement option. As promptly as reasonably practicable after receipt of the bid on which the Liquidation
Value is based, the Purchaser shall deliver to the Administrator, the Collateral Agent and the Seller a notice specifying the Liquidation Value and the Tax Event Acceleration Amount required to be delivered by the Seller on the Tax Event Acceleration Date.

                              VIII.

                          MISCELLANEOUS

     8.1. ADJUSTMENTS TO REFERENCE PROPERTY; SELECTION OF INDEPENDENT FIRM.
The Purchaser shall be responsible for the effectuation and calculation of any adjustment to the Reference Property and any amount deliverable pursuant to Sections 2.1, 2.4, 2.5 hereof and Article 7 hereof. The Purchaser shall provide the Seller reasonable opportunity to review the calculations pertaining to any adjustment of the Reference Property. As soon as practicable, but in no event later than 11:30 A.M. (New York City time) on the Business Day immediately preceding the Closing Date, the Purchaser shall provide the Seller with a statement showing the Purchaser's calculation of the Reference Property Value, the Exchange Amount and, assuming no subsequent adjustments to the Reference Property shall be required pursuant to Article
III hereof, the Contract Consideration or Cash Payment Amount, as applicable.
 As soon as practicable, but in no event later than 10:00 A.M. (New York City time) on the Closing Date, the Purchaser shall provide the Seller with a statement showing the Purchaser's final calculations of the amounts deliverable pursuant to Sections 2.1, 2.4, 2.5, 7.2 and 7.3 hereof. If the Seller disagrees with any such calculation or determination, the Contract Consideration or any Cash Payment Amount, Arthur Andersen LLP or such other independent accounting or investment banking firm agreed upon by the Seller and the Purchaser shall be retained to make such calculation, which shall be binding upon the Purchaser and the Seller. The fees and expenses of such firm shall be borne by the Seller. If, pursuant to the terms and conditions of this Agreement, the Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided herein (other than for purposes of determining the Acceleration Value pursuant to Section 7.1 hereof), such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after giving the Seller 30 days prior notice (or such shorter notice as may be reasonably practicable) of the identity of such firm and after consultation with the Seller, and the Administrator shall not select any firm that is not reasonably acceptable to the Seller. The fees and expenses of any such nationally recognized independent investment banking firm retained by the Administrator shall be borne by the Seller.

     8.2. NOTICES. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 8.2): notices to the Purchaser shall be directed to it in care of the Administrator at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, telecopy number (212) 946-3240, attention of Robert Goodwin, with a copy to Charles Dietzgen, Esq., Thacher Proffitt & Wood, 2 World Trade Center, 39th Floor, New York, New York 10048, telecopy number (212) 912-7751; notices to the Seller shall be directed to it at 277 Park Avenue, 48th Floor, New York, New York 10172, telecopy number
(212) 207-2960, attention of the Treasurer, with a copy to the Vice President and General Counsel-Corporate, at the address of the Seller specified herein, telecopy number (212) 207-2980. Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; (ii) transmitted by any standard form of telecommunication to the offices set forth in the preceding sentence, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested, to the offices set forth in the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

     8.3. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, FORUM NON CONVENIENS or any similar basis to which it might otherwise be entitled.

     8.4. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE)

ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     8.5. HEADINGS; ENTIRE AGREEMENT. The paragraph headings and table of contents have been inserted as a reference only and are not a part of this Agreement and shall not affect the meaning or construction of any provisions hereof. Except as expressly set forth herein, this Agreement and the Security and Pledge Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

     8.6. AMENDMENTS; WAIVERS. Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and the Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     8.7. TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Initial STRYPES pursuant to the Purchase Agreement is not consummated as contemplated therein, this Agreement shall automatically terminate, and such termination shall be without liability of any party to any other party, except that Sections 8.3 and 8.4 shall survive any such termination and remain in full force and effect.

     8.8. SUCCESSORS, ASSIGNS. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto.

     8.9. NO THIRD PARTY RIGHTS. This Agreement is not intended and shall not be construed to create any rights in any person other than the Seller and the Purchaser and no person shall assert any rights as third party beneficiary hereunder.

     8.10. APPLICATION OF BANKRUPTCY CODE. The parties hereto acknowledge and agree that (i) the Collateral Agent is a "financial institution" within the meaning of Sections 101(22) and 555 of the Bankruptcy Code, (ii) the Collateral Agent is acting as agent and custodian for the Purchaser in connection with this Agreement, and (iii) the Purchaser is a "customer" of the Collateral Agent within the meaning of said Sections 101(22) and 555. The parties hereto further acknowledge and agree that this Agreement is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, and is entitled to the protection of Section 555 of the Bankruptcy Code.

     8.11. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

Purchaser:                                        Seller:

CONTIFINANCIAL STRYPES TRUST                      CONTINENTAL GRAIN COMPANY


By: ________________________                      By: _______________________
Name:  Donald J. Puglisi,                              Name:
        as Managing Trustee                            Title:



Collateral Agent:

THE CHASE MANHATTAN BANK,
  as Collateral Agent


By: _________________________
     Name:
     Title:

Administrator:

THE CHASE MANHATTAN BANK,
  as Administrator


By: _________________________
     Name:
     Title:

                                                                       Exhibit A


                   CONTIFINANCIAL STRYPES TRUST
                   (a Delaware business trust)


                  OPTION UNIT PRICING AGREEMENT


                                                       ____________, 1997


CONTINENTAL GRAIN COMPANY
277 Park Avenue
New York, New York 10172


Ladies and Gentlemen:

     Reference is made to the Forward Purchase Contract, dated as of April __, 1997 (the "Forward Purchase Contract"), among ContiFinancial STRYPES Trust (the "Purchaser"), The Chase Manhattan Bank, as agent and custodian for and on behalf of the Purchaser, and you (the "Seller"), relating to the future purchase by the Purchaser of the Contract Consideration from the Seller. The Underwriters have exercised their option, pursuant to Section 2(b) of the Purchase Agreement, to purchase an aggregate of __________ Option STRYPES. In connection with such exercise, the Purchaser has agreed to issue and sell to the Underwriters, severally and not jointly, ______________ Option STRYPES. Payment for and delivery of such Option STRYPES will be made at ______ on _____, 1997 (the "Date of Delivery").

     Pursuant to subsection (b) of Section 2.1 of the Forward Purchase Contract, the Purchaser and the Seller hereby agree that the Option Unit Consideration to be used in calculating the Option Consideration Amount payable by the Purchaser to the Seller on the Date of Delivery as consideration for the Seller's obligation to deliver (or cause to be delivered) the Contract Consideration in respect of the Option Contract Commitment created hereby shall be $___________.*

-------------------
* The Option Unit Consideration shall be an amount equal to the initial public offering price per Option STRYPES, net of (1) the underwriting discount per Option STRYPES and (2) the cost per Option STRYPES of the zero-coupon U.S. Government securities to be purchased by the Purchaser to provide for the quarterly distributions on the Option STRYPES to which this Option Unit Pricing Agreement relates. The selection of the zero-coupon U.S. Government securities to be purchased in respect of any Option STRYPES shall be made in a manner and on a basis consistent with the selection of the zero-coupon U.S. Government securities purchased in respect of the Initial STRYPES.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Forward Purchase Contract.

      If the foregoing is in accordance with our agreement, please sign and return to Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Seller in accordance with its terms.

                                             Very truly yours,

                                             CONTIFINANCIAL STRYPES TRUST



                                             By: __________________________
                                                  Name: Donald J. Puglisi,
                                                        as Managing Trustee


CONFIRMED AND ACCEPTED, as of
the date first above written:

CONTINENTAL GRAIN COMPANY



By: __________________________
  Name:
  Title:


                               A-2